PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	May 4,	April 28,	May 4,	April 28,
	2014	2013	2014	2013
Net sales	$104,882	$106,680	$206,424	$206,519
Costs and expenses:
Cost of sales	(82,692)	(81,891)	(161,352)	(160,632)
Selling, general and administrative	(13,419)	(12,151)	(25,697)	(23,218)
Research and development	(5,939)	(4,556)	(10,913)	(9,395)
Operating income	2,832	8,082	8,462	13,274
Gain on acquisition	16,372	-	16,372	-
Other expense, net	(1,222)	(916)	(2,095)	(1,507)
Income before income taxes	17,982	7,166	22,739	11,767
Income tax provision	(2,032)	(1,724)	(4,747)	(3,466)
Net income	15,950	5,442	17,992	8,301
Net income attributable to noncontrolling interests	(410)	(579)	(459)	(1,114)
Net income attributable to Photronics, Inc. shareholders	$15,540	$4,863	$17,533	$7,187

Earnings per share:
Basic	$0.25	$0.08	$0.29	$0.12
Diluted	$0.22	$0.08	$0.27	$0.12

Weighted-average number of common shares outstanding:
Basic	61,372	60,493	61,286	60,385
Diluted	77,705	61,501	77,632	61,298